Exhibit 99.1

Amarantus to Commence Trading on the OTCQX Marketplace under Existing Ticker Symbol AMBS

- Company progressing toward a national stock exchange listing -

SAN FRANCISCO, CA and GENEVA, SWITZERLAND, July 13, 2015 - Amarantus BioScience Holdings, Inc. (OTCQX: AMBS), a biotechnology company focused on developing therapeutic and diagnostic products for diseases in the areas of neurology, psychiatry, ophthalmology and regenerative medicine, announced that it has received approval to commence trading on the OTCQX® Best Marketplace (OTCQX) at market open today, July 13, 2015, under existing ticker symbol, “AMBS.”

“We are very pleased to have achieved OTC Markets Group’s requirements for its premier securities marketplace,” said Gerald E. Commissiong, President and Chief Executive Officer of Amarantus. “Trading on the OTCQX is another step toward our goal of a near-term up-listing to a national stock exchange, and will improve the Company’s ability to attract institutional investors from both inside and outside the United States. This latest corporate milestone should provide additional visibility within the investment community enabling us to build awareness more broadly and expand the current shareholder base in order to drive shareholder value.”

Investors may find current financial disclosure and real-time quotes for Amarantus on www.otcmarkets.com.

About Amarantus BioScience Holdings, Inc.

Amarantus BioScience Holdings (AMBS) is a biotechnology company developing treatments and diagnostics for diseases in the areas of neurology, psychiatry, ophthalmology and regenerative medicine. AMBS' Therapeutics division has development rights to eltoprazine, a Phase 2b ready small molecule indicated for Parkinson's disease levodopa-induced dyskinesia, adult ADHD and Alzheimer's aggression, and owns the intellectual property rights to a therapeutic protein known as mesencephalic-astrocyte-derived neurotrophic factor (MANF) and is developing MANF-based products as treatments for brain and ophthalmic disorders. AMBS' Diagnostics division owns the rights to MSPrecise®, a proprietary next-generation DNA sequencing (NGS) assay for the identification of patients with relapsing-remitting multiple sclerosis (RRMS) at first clinical presentation, has an exclusive worldwide license to the Lymphocyte Proliferation test (LymPro Test®) for Alzheimer's disease, which was developed by Prof. Thomas Arendt, Ph.D., from the University of Leipzig, and owns intellectual property for the diagnosis of Parkinson's disease (NuroPro). AMBS also owns the discovery of neurotrophic factors (PhenoGuard™) that led to MANF's discovery.

For further information please visit www.Amarantus.com, or connect with the Company on Facebook, LinkedIn, Twitter and Google+.

Forward-Looking Statements

Certain statements, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives, and expected operating results, and the assumptions upon which those statements are based, are forward-looking statements. These forward-looking statements generally are identified by the words "believes," "project," "expects," "anticipates," "estimates," "intends," "strategy," "plan," "may," "will," "would," "will be," "will continue," "will likely result," and similar expressions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on our operations and future prospects on a consolidated basis include, but are not limited to: changes in economic conditions, legislative/regulatory changes, availability of capital, interest rates, competition, and generally accepted accounting principles. These risks and uncertainties should also be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

Investor and Media Contact:

Jenene Thomas

Jenene Thomas Communications, LLC

Investor Relations and Corporate Communications Advisor

T: (US) 908.938.1475

E: jenene@jenenethomascommunications.com

Source: Amarantus Bioscience Holdings, Inc.

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